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                      WILLIAMS COMMUNICATIONS GROUP, INC.

                               LETTER TO CLIENTS

                               FOR TENDER OF ALL
              OUTSTANDING 11.875% SENIOR REDEEMABLE NOTES DUE 2010
                                IN EXCHANGE FOR
                    11.875% SENIOR REDEEMABLE NOTES DUE 2010

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
              NEW YORK CITY TIME, ON NOVEMBER   , 2000, UNLESS THE
           EXCHANGE OFFER IS EXTENDED (THE "OFFER TERMINATION DATE")

To Our Clients:

     We are enclosing herewith a Prospectus, dated October   , 2000, of Williams
Communications Group, Inc., a Delaware corporation (the "Company"), and a related Letter of Transmittal (which together constitute the "Exchange Offer"), relating to the offer by the Company to exchange its 11.875% Senior Redeemable Notes due 2010 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding 11.875% Senior Redeemable Notes due 2010 (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Exchange Offer.

     The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

     WE ARE THE HOLDER OF RECORD OF OUTSTANDING NOTES HELD BY US FOR YOUR OWN ACCOUNT. A TENDER OF SUCH OUTSTANDING NOTES CAN BE MADE ONLY BY US AS THE RECORD HOLDER AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER OUTSTANDING NOTES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish to tender any or all of the Outstanding Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. We also request that you confirm that we may on your behalf make the representations contained in the Letter of Transmittal.

     Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Company that (i) the Exchange Notes to be received by the undersigned are being acquired in the ordinary course of its business, (ii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes, (iii) if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of such Exchange Notes, and
(iv) the undersigned is not an "affiliate" of the Company (within the meaning of Rule 405 under the Securities Act), or, if the undersigned is an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it represents that such Outstanding Notes were acquired for its own account as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection
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with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                                 INSTRUCTION TO
                        BOOK ENTRY TRANSFER PARTICIPANT

     PLEASE RETURN YOUR INSTRUCTIONS TO US WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE
OFFER TERMINATION DATE.

To Participant of the DTC:

     The undersigned hereby acknowledges receipt of the Prospectus dated October , 2000 (the "Prospectus"), of Williams Communications Group, Inc., a Delaware
corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"), to exchange its 11.875% Senior Redeemable Notes due 2010 (the "Exchange Notes"), for all of its outstanding 11.875% Senior Redeemable Notes due 2010 (the "Outstanding Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

     This will instruct you, the DTC participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Notes held by you for the account of the undersigned.

     The aggregate face amount of the Outstanding Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

     $                      of the 11.875% Senior Redeemable Notes due 2010.

     WITH RESPECT TO THE EXCHANGE OFFER, THE UNDERSIGNED HEREBY INSTRUCTS YOU (CHECK APPROPRIATE BOX):

          [ ] TO TENDER THE FOLLOWING AMOUNT OF OUTSTANDING NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED (INSERT PRINCIPAL AMOUNT OF OUTSTANDING NOTES TO BE TENDERED) (IF ANY): $

          [ ] NOT TO TENDER ANY OUTSTANDING NOTES HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED.

     If the undersigned instructs you to tender the Outstanding Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including, but not limited to, the representations that (i) the Exchange Notes to be received by the undersigned are being acquired in the ordinary course of its business, (ii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Notes, (iii) if the undersigned is not a broker-dealer, it is not engaged in, and does not intend to engage in, a distribution of such Exchange Notes, and (iv) the undersigned is not an "affiliate" of the Company (within the meaning of Rule 405 under the Securities
Act), or, if the undersigned is an affiliate, the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Outstanding Notes, it represents that such Outstanding Notes were acquired for its own account as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the

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requirements of the Securities Act in connection with any resale of such
Exchange Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                   SIGN HERE

Name of beneficial owner(s):
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Signature(s):
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Name(s)(please print):
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Address:
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Telephone Number:
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Taxpayer Identification or Social Security Number:
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Date:
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